ADDENDUM TO OPTION AGREEMENT DATED SEPTEMBER 1, 2003, JUNE 15, 2004, NOVEMBER 4TH 2004
FOR THE UNDERSHIL AIMAG “ALTAN” PROPERTY

THIS ADDENDUM is made effective as of the 23rd day of March , 2006

BETWEEN
MONGOLAIN EXPLORATIONS LTD. (the “MEL”)
A Nevada Corporation
750 West Pender Street, Ste. 1605, Vancouver, B.C., V6C 2T8

&

TON FEI FRED THAM & ASSOCIATES
4323 West 12th Avenue, Vancouver, B.C., Canada, V6R 2P9

WHEREAS:
1)	This addendum does not supercede or override the Option Agreement dated September 1, 2003, June 15, 2004, and November 4, unless specifically stated herein.

2)	Due to inclement weather conditions.

WHEREAS:
Pursuant to Section 2 - GRANT AND EXERCISE OF OPTION, MEL was required to incur the following exploration expenditures:

(a)	(ii) (2) $26,444 on or before March 31, 2006 as per Option Agreement dated November 4, 2004
(b)	(ii) (3) $50,000 on or before December 31, 2006; and
(c)	(ii) (4) $100,000 on or before December 31, 2007.

NOW, THEREFORE:
Section 2 - GRAND AND EXERCISE OF OPTION is hereby amended in the following manner:

(a) (ii) (2) $26,444 on or before July 31, 2006
(b) (ii) (3) $50,000 on or before December 31, 2006; and
(c) (ii) (4) $100,000 on or before December 31, 2007.

MEL hereby agrees to be bound by the terms of the Agreement to the extent that they are applicable to MEL’s interest in the Property upon exercise of the Option by MEL.

WITNESS WHEREOF, this Agreement has be executed by the parties hereto as of the day and year first above written

MONGOLIAN EXPLORATIONS LTD	TON FEI FRED THAM & ASSOCIATES
/s/ Ivan Bebek Ivan Bebek, President, Director	/s/ Ton Fei Fred Tham Ton Fei Fred Tham